SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2005

                              WINTHROP REALTY TRUST
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       001-06249                                         34-6513657
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       n/a
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      On December 16, 2005, WRT Realty L.P. (the "Operating Partnership"), the wholly-owned operating partnership of Winthrop Realty Trust (the "Trust"), entered into a Revolving Loan Agreement with KeyBank, National Association ("KeyBank") pursuant to which the Operating Partnership can borrow, on a revolving basis, up to $50 million, subject to increase up to $100 million. The revolving credit line matures December 16, 2008 with the option on the part of the Operating Partnership to extend the term for an additional year. Amounts borrowed under the revolving credit line bear interest at rates based on the Operating Partnership's leverage ratio ranging from LIBOR plus 1.5% to LIBOR plus 2.25%. In addition, to the extent the Operating Partnership maintains cash balances at KeyBank in excess of a certain threshold, the interest rate is reduced to LIBOR plus 1.35%. In addition, the Operating Partnership is required to pay a 15 or 25 basis point fee on the unused portion of the line, depending on the amount borrowed.

      The revolving credit line requires monthly payments of interest only. To the extent that the amounts outstanding under the revolving credit line are in excess of the borrowing base (as calculated), the Operating Partnership would be required to make a principal payment to the extent of such excess. The Operating Partnership may prepay and reborrow amounts prepaid under the credit line.

      The revolving credit line is fully recourse to the Operating Partnership and the Trust has guaranteed the Operating Partnership's obligations under the revolving credit line. In addition, the revolving credit line is secured by substantially all of the Operating Partnership's assets.

ITEM 7.01 Regulation FD Disclosure

      On December 19, 2005, the Trust announced the transaction described in
Item 2.03 above. A copy of the press release is attached hereto as exhibit 99.

ITEM 9.01 Financial Statements and Exhibits.

      (c)   Exhibits

      10.1 Loan Agreement, dated as of December 16, 2005, between WRT Realty L.P. and KeyBank, National Association

      10.2 Guaranty from Winthrop Realty Trust in favor of KeyBank, National Association.

      99.   Press Release dated December 19, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of December, 2005.

                                                     WINTHROP REALTY TRUST


                                                     By: /s/ Peter Braverman
                                                         -----------------------
                                                         Peter Braverman
                                                         President